[FORM OF CONVERTIBLE NOTE]

ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE, INCLUDING SECTIONS 3(c)(iii) AND 17(a) HEREOF. THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE AND, ACCORDINGLY, THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 3(c)(iii) OF THIS NOTE.

Royale Energy, Inc.

Convertible Note

Issuance Date: October [___], 2012	Original Principal Amount: U.S. $[_________]

FOR VALUE RECEIVED, Royale Energy, Inc., a California corporation (the “Company”), hereby promises to pay to the order of [____________] or its registered assigns (“Holder”) the amount set out above as the Original Principal Amount (as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the “Principal”) when due, whether upon the Maturity Date (as defined below), on any Holder Optional Redemption Date (as defined below), acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal (as defined below) at the applicable Interest Rate (as defined below) from the date set out above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether upon any Holder Optional Redemption Date, the Maturity Date or acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). This Convertible Note (including all Convertible Notes issued in exchange, transfer or replacement hereof, the “Note”) is one of an issue of Convertible Notes issued pursuant to the Securities Purchase Agreement (as defined below) on the Closing Date (as defined in the Securities Purchase Agreement) (collectively, the “Notes” and such other Convertible Notes, the “Other Notes”). Certain capitalized terms used herein are defined in Section 28.

1.    PAYMENT AT MATURITY. On the Maturity Date, the Company shall pay to the Holder an amount in cash equal to all outstanding Principal, accrued and unpaid Interest and accrued and unpaid Late Charges on such Principal and Interest. Other than as specifically permitted by this Note, the Company may not prepay any portion of the outstanding Principal, accrued and unpaid Interest or accrued and unpaid Late Charges on Principal and Interest, if any.

2.    INTEREST; INTEREST RATE.  No Interest shall accrue on this Note prior to the occurrence of an Event of Default, in which case Interest on this Note shall commence accruing on the occurrence of such Event of Default, shall accrue daily at the Interest Rate on the outstanding Principal amount from time to time, shall be computed on the basis of a 360-day year comprised of twelve (12) thirty (30) day months, shall compound each Quarter and shall be payable in accordance with the terms of this Note. From and after the occurrence and during the continuance of any Event of Default, the Interest Rate shall automatically be increased to eighteen percent (18%). In the event that such Event of Default is subsequently cured, the automatic increase referred to in the preceding sentence shall cease to be effective as of the date of such cure, provided that the Interest as calculated and unpaid at such increased rate during the continuance of such Event of Default shall continue to apply to the extent relating to the days after the occurrence of such Event of Default through and including the date of such cure of such Event of Default.

3.   CONVERSION OF NOTES. This Note shall be convertible into validly issued, fully paid and non-assessable shares of Common Stock (as defined below), on the terms and conditions set forth in this Section 3.

(a)  Conversion Right. Subject to the provisions of Section 3(d), at any time or times on or after the Issuance Date, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount (as defined below) into validly issued, fully paid and non-assessable shares of Common Stock in accordance with Section 3(c), at the Conversion Rate (as defined below).  The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. The Company shall pay any and all transfer, stamp, issuance and similar taxes that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount.

(b)  Conversion Rate. The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to Section 3(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (the “Conversion Rate”).

(i)  “Conversion Amount” means the portion of the Principal to be converted, redeemed or otherwise with respect to which this determination is being made, plus all accrued and unpaid Interest with respect to such portion of the Principal amount and accrued and unpaid Late Charges with respect to such portion of such Principal and such Interest.

(ii)  “Conversion Price” means, as of any Conversion Date or other date of determination, $4.50, subject to adjustment as provided herein.

      (c)  Mechanics of Conversion.

(i)  Optional Conversion. To convert any Conversion Amount into shares of Common Stock on any date (a “Conversion Date”), the Holder shall deliver (whether via facsimile, e-mail or otherwise), for receipt on or prior to 11:59 p.m., New York time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company. If required by Section 3(c)(iii), within three (3) Trading Days following a conversion of this Note as aforesaid, the Holder shall surrender this Note to a nationally recognized overnight delivery service for delivery to the Company (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction as contemplated by Section 17(b)). On or before the first (1st) Trading Day following the date of receipt of a Conversion Notice, the Company shall transmit by facsimile or e-mail an acknowledgment of confirmation, in the form attached hereto as Exhibit II, of receipt of such Conversion Notice to the Holder and the Company’s transfer agent (the “Transfer Agent”). On or before the second (2nd) Trading Day following the date of receipt of a Conversion Notice, the Company shall (1) provided that the Transfer Agent is participating in The Depository Trust Company’s (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system or (2) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver (via reputable overnight courier) to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled. If this Note is physically surrendered for conversion pursuant to Section 3(c)(iii) and the outstanding Principal of this Note is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than three (3) Business Days after receipt of this Note and at its own expense, issue and deliver to the Holder (or its designee) a new Note (in accordance with Section 17(d)) representing the outstanding Principal not converted. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

(ii)  Company’s Failure to Timely Convert. If the Company shall fail, for any reason or for no reason, to issue to the Holder within three (3) Trading Days after the Company’s receipt of a Conversion Notice (whether via facsimile, e-mail or otherwise), a certificate for the number of shares of Common Stock to which the Holder is entitled and register such shares of Common Stock on the Company’s share register or to credit the Holder’s or its designee’s balance account with DTC for such number of shares of Common Stock to which the Holder is entitled upon the Holder’s conversion of any Conversion Amount (as the case may be) (a “Conversion Failure”), then, in addition to all other remedies available to the Holder, (1) the Company shall pay in cash to the Holder on each day after such third (3rd) Trading Day that the issuance of such shares of Common Stock is not timely effected an amount equal to 2% of the product of (A) the sum of the number of shares of Common Stock not issued to the Holder on a timely basis and to which the Holder is entitled multiplied by (B) the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the last possible date which the Company could have issued such shares of Common Stock to the Holder without violating Section 3(c)(i) and (2) the Holder, upon written notice to the Company, may void its Conversion Notice with respect to, and retain or have returned (as the case may be) any portion of this Note that has not been converted pursuant to such Conversion Notice, provided that the voiding of a Conversion Notice shall not affect the Company’s obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section 3(c)(ii) or otherwise. In addition to the foregoing, if within three (3)

Trading Days after the Company’s receipt of a Conversion Notice (whether via facsimile, e-mail or otherwise), the Company shall fail to issue and deliver a certificate to the Holder and register such shares of Common Stock on the Company’s share register or credit the Holder’s or its designee’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s conversion hereunder (as the case may be), and if on or after such third (3rd) Trading Day the Holder (or any other Person in respect, or on behalf, of the Holder) purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock, issuable upon such conversion that the Holder so anticipated receiving from the Company, then, in addition to all other remedies available to the Holder, the Company shall, within three (3) Business Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including, without limitation, by any other Person in respect, or on behalf, of the Holder) (the “Buy-In Price”), at which point the Company’s obligation to so issue and deliver such certificate or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s conversion hereunder (as the case may be) (and to issue such shares of Common Stock) shall terminate, or (ii) promptly honor its obligation to so issue and deliver to the Holder a certificate or certificates representing such shares of Common Stock or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s conversion hereunder (as the case may be) and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock multiplied by (B) the lowest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date of the applicable Conversion Notice and ending on the date of such issuance and payment under this clause (ii).

(iii)  Registration; Book-Entry. The Company shall maintain a register (the “Register”) for the recordation of the names and addresses of the holders of each Note and the principal amount of the Notes held by such holders (the “Registered Notes”). The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Company and the holders of the Notes shall treat each Person whose name is recorded in the Register as the owner of a Note for all purposes (including, without limitation, the right to receive payments of Principal and Interest hereunder) notwithstanding notice to the contrary. A Registered Note may be assigned, transferred or sold in whole or in part only by registration of such assignment or sale on the Register. Upon its receipt of a request to assign, transfer or sell all or part of any Registered Note by the holder thereof, the Company shall record the information contained therein in the Register and issue one or more new Registered Notes in the same aggregate principal amount as the principal amount of the surrendered Registered Note to the designated assignee or transferee pursuant to Section 17, provided that if the Company does not so record an assignment, transfer or sale (as the case may be) of all or part of any Registered Note within two (2) Business Days of such a request, then the Register shall be automatically updated to reflect such assignment, transfer or sale (as the case may be). Notwithstanding anything to the contrary set forth in this Section 3, following conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Conversion Amount represented by this Note is being converted (in which event this Note shall be delivered to the Company following conversion thereof as contemplated by Section 3(c)(i)) or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Note upon physical surrender of this Note. The Holder and the Company shall maintain records showing the Principal, Interest and Late Charges converted and/or paid (as the case may be) and the dates of such conversions and/or payments (as the case may be) or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion.

(iv)  Pro Rata Conversion; Disputes. In the event that the Company receives a Conversion Notice from more than one holder of Notes for the same Conversion Date and the Company can convert some, but not all, of such portions of the Notes submitted for conversion, the Company, subject to Section 3(d), shall convert from each holder of Notes electing to have Notes converted on such date a pro rata amount of such holder’s portion of its Notes submitted for conversion based on the principal amount of Notes submitted for conversion on such date by such holder relative to the aggregate principal amount of all Notes submitted for conversion on such date. In the event of a dispute as to the number of shares of Common Stock issuable to the Holder in connection with a conversion of this Note, the Company shall issue to the Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 22.

(d)  Limitations on Conversions.

(i)  Beneficial Ownership. Notwithstanding anything to the contrary contained in this Note, this Note shall not be convertible by the Holder hereof, and no conversion shall be effected under this Note (including, without limitation, pursuant to Section 8), to the extent (but only to the extent) that the Holder or any of its affiliates would beneficially own in excess of 4.9% (the “Maximum Percentage”) of the Common Stock. To the extent the above limitation applies, the determination of whether this Note shall be convertible (vis-à-vis other convertible, exercisable or exchangeable securities owned by the Holder or any of its affiliates) and of which such securities shall be convertible, exercisable or exchangeable (as among all such securities owned by the Holder and its affiliates) shall, subject to such Maximum Percentage limitation, be determined on the basis of the first submission to the Company for conversion, exercise or exchange (as the case may be). No prior inability to convert this Note pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of convertibility. For purposes of this paragraph, beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the 1934 Act (as defined in the Securities Purchase Agreement) and the rules and regulations promulgated thereunder. The provisions of this paragraph shall be implemented in a manner otherwise than in strict conformity with the terms of this paragraph to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Maximum Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Maximum Percentage limitation. The limitations contained in this paragraph shall apply to a successor Holder of this Note. The holders of Common Stock shall be third party beneficiaries of this paragraph and the Company may not amend or waive this paragraph without the consent of holders of a majority of its Common Stock. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding, including by virtue of any prior conversion or exercise of convertible or exercisable securities into Common Stock, including, without limitation, pursuant to this Note or securities issued pursuant to the Securities Purchase Agreement.

(ii)  Principal Market Regulation. The Company shall not issue any shares of Common Stock upon conversion of this Note (including, without limitation, pursuant to Section 8 hereof) if the issuance of such shares of Common Stock would exceed the aggregate number of shares of Common Stock which the Company may issue upon conversion of the Notes (including, without limitation, pursuant to Section 8 hereof) without breaching the Company’s obligations under the rules or regulations of the Principal Market (the number of shares which may be issued without violating such rules and regulations, the “Exchange Cap”), except that such limitation shall not apply in the event that the Company (A) obtains the approval of its stockholders as required by the applicable rules of the Principal Market for issuances of shares of Common Stock in excess of such amount (including, without limitation, obtaining Shareholder Approval (as defined in the Securities Purchase Agreement)) or (B) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Holder. Until such approval or such written opinion is obtained, no Buyer (as defined in the Securities Purchase Agreement) shall be issued in the aggregate, upon conversion of any of the Notes (including, without limitation, pursuant to Section 8 hereof), shares of Common Stock in an amount greater than the product of (i) the Exchange Cap multiplied by (ii) the quotient of (1) the original principal amount of Notes issued to such Buyer pursuant to the Securities Purchase Agreement on the Closing Date divided by (2) the aggregate original principal amount of all Notes issued to all the Buyers pursuant to the Securities Purchase Agreement on the Closing Date (with respect to each Buyer, the “Exchange Cap Allocation”). Upon redemption or conversion in full of a Buyer’s Notes, the difference (if any) between such Buyer’s Exchange Cap Allocation and the number of shares of Common Stock actually issued to such Buyer upon such Buyer’s conversion in full of such Notes shall be allocated to the respective Exchange Cap Allocations of the remaining holders of Notes on a pro rata basis in proportion to the shares of Common Stock underlying the Notes then held by each such Buyer.

4.  RIGHTS UPON EVENT OF DEFAULT.

(a)  Event of Default.  Each of the following events shall constitute an “Event of Default”:

(i)  any shares of Common Stock issued pursuant to any of the Notes or upon exercise of any of the Warrants (as defined below) are not freely tradable under the 1933 Act (as defined in the Securities Purchase Agreement);

(ii)  the suspension (or threatened suspension) from trading or the failure (or threatened failure) of the Common Stock to be trading or listed (as applicable) on an Eligible Market for a period of five (5) consecutive days or for more than an aggregate of ten (10) days in any 365-day period;

(iii)   (A) the Company’s failure to cure a Conversion Failure or a Delivery Failure (as defined in the Warrants) by delivery of the required number of shares of Common Stock within five (5) Trading Days after the applicable Conversion Date or exercise date (as the case may be), (B) the Company’s notice, written or oral, to any holder of the Notes or Warrants, including, without limitation, by way of public announcement or through any of its agents, at any time, of its intention not to comply, as required, with a request for conversion of any Notes into shares of Common Stock that is requested in accordance with the provisions of the Notes, other than pursuant to Section 3(d)(i), or a request for exercise of any Warrants for Warrant Shares in accordance with the provisions of the Warrants or (C) the Company is not permitted by Section 3(d)(ii) to issue shares of Common Stock upon conversion of this Note (whether pursuant to Section 3 or 8);

(iv)  at any time following the tenth (10th) consecutive day that the Holder’s Authorized Share Allocation is less than the number of shares of Common Stock that the Holder would be entitled to receive upon a conversion of the full Conversion Amount of this Note (without regard to any limitations on conversion set forth in Section 3(d) or otherwise);

(v)  the Company’s failure to pay to the Holder any amount of Principal, Interest, Late Charges or other amounts when and as due under this Note (including, without limitation, the Company’s failure to pay any redemption payments or amounts hereunder) or any other Transaction Document (as defined in the Securities Purchase Agreement) or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby and thereby, except, in the case of a failure to pay Interest and Late Charges when and as due, in which case only if such failure remains uncured for a period of at least five (5) days;

(vi)  the Company places (or fails to prohibit the placing of) any restrictive legend on any certificate or any shares of Common Stock issued to the Holder upon conversion or exercise (as the case may be) of any Securities acquired by the Holder under the Securities Purchase Agreement (including, without limitation, this Note), and any such failure remains uncured for at least five (5) days;

(vii)  the occurrence of any default under, redemption of or acceleration prior to maturity of any Indebtedness (as defined in the Securities Purchase Agreement) of the Company or any of its Subsidiaries, other than with respect to any Other Notes;

(viii)  bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Company or any Subsidiary and, if instituted against the Company or any Subsidiary by a third party, shall not be dismissed within thirty (30) days of their initiation;

(ix)  the commencement by the Company or any Subsidiary of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree, order, judgment or other similar document in respect of the Company or any Subsidiary in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, or the admission by it in writing of its inability to pay its debts generally as they become due, the taking of corporate action by the Company or any Subsidiary in furtherance of any such action or the taking of any action by any Person to commence a Uniform Commercial Code foreclosure sale or any other similar action under federal, state or foreign law;

(x)  the entry by a court of (i) a decree, order, judgment or other similar document in respect of the Company or any Subsidiary of a voluntary or involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or (ii) a decree, order, judgment or other similar document adjudging the Company or any Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of or in respect of the Company or any Subsidiary under any applicable federal, state or foreign law or (iii) a decree, order, judgment or other similar document appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree, order, judgment or other similar document or any such other decree, order, judgment or other similar document unstayed and in effect for a period of thirty (30) consecutive days;

(xi)  a final judgment or judgments for the payment of money aggregating in excess of $100,000 are rendered against the Company and/or any of its Subsidiaries and which judgments are not, within thirty (30) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within thirty (30) days after the expiration of such stay; provided, however, any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $100,000 amount set forth above so long as the Company provides the Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Holder) to the effect that such judgment is covered by insurance or an indemnity and the Company or such Subsidiary (as the case may be) will receive the proceeds of such insurance or indemnity within thirty (30) days of the issuance of such judgment;

(xii)  the Company and/or any Subsidiary, individually or in the aggregate, either (i) fails to pay, when due, or within any applicable grace period, any payment with respect to any Indebtedness in excess of $100,000 due to any third party (other than, with respect to unsecured Indebtedness only, payments contested by the Company and/or such Subsidiary (as the case may be) in good faith by proper proceedings and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP) or is otherwise in breach or violation of any agreement for monies owed or owing in an amount in excess of $100,000, which breach or violation permits the other party thereto to declare a default or otherwise accelerate amounts due thereunder, or (ii) suffer to exist any other circumstance or event that would, with or without the passage of time or the giving of notice, result in a default or event of default under any agreement binding the Company or any Subsidiary, which default or event of default would or is likely to have a material adverse effect on the business, assets, operations (including results thereof), liabilities, properties, condition (including financial condition) or prospects of the Company or any of its Subsidiaries, individually or in the aggregate;

(xiii)  other than as specifically set forth in another clause of this Section 4(a), the Company breaches any representation, warranty, covenant or other term or condition of any Transaction Document, except, in the case of a breach of a covenant or other term or condition that is curable, only if such breach remains uncured for a period of three (3) days;

(xiv)  any breach or failure in any respect by the Company or any Subsidiary to comply with any provision of either of Sections 8 or 13 of this Note;

(xv)  a false or inaccurate certification (including a false or inaccurate deemed certification) by the Company that the Equity Conditions are satisfied, that there has been no Equity Conditions Failure or as to whether any Event of Default has occurred;

(xvi)  any Material Adverse Effect (as defined in the Securities Purchase Agreement) occurs;

(xvii)  any provision of any Transaction Document shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against the parties thereto, or the validity or enforceability thereof shall be contested by the Company or any Subsidiary, or a proceeding shall be commenced by the Company or any Subsidiary or any governmental authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or the Company shall deny in writing that it has any liability or obligation purported to be created under any Transaction Document; or

(xviii)  any Event of Default (as defined in the Other Notes) occurs with respect to any Other Notes.

(b)  Notice of an Event of Default; Redemption Right. Upon the occurrence of an Event of Default with respect to this Note or any Other Note, the Company shall within one (1) Business Day deliver written notice thereof via facsimile or e-mail and overnight courier (with next day delivery specified) (an “Event of Default Notice”) to the Holder. At any time after the earlier of the Holder’s receipt of an Event of Default Notice and the Holder becoming aware of an Event of Default, the Holder may require the Company to redeem (regardless of whether such Event of Default has been cured) all or any portion of this Note (whether Principal, Interest, Late Charges or otherwise) by delivering written notice thereof (the “Event of Default Redemption Notice”) to the Company, which Event of Default Redemption Notice shall indicate the portion of this Note the Holder is electing to redeem. Each portion of this Note subject to redemption by the Company pursuant to this Section 4(b) shall be redeemed by the Company at a price equal to the greater of (i) the product of (A) the Conversion Amount to be redeemed multiplied by (B) the Redemption Premium (as defined below) and (ii) the product of (X) the Conversion Rate with respect to the Conversion Amount in effect at such time as the Holder delivers the applicable Event of Default Redemption Notice multiplied by (Y) the product of (1) the Equity Value Redemption Premium multiplied by (2) the greatest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date immediately preceding such Event of Default and ending on the date the Company makes the entire payment required to be made under this Section 4(b) (the “Event of Default Redemption Price”). Redemptions required by this Section 4(b) shall be made in accordance with the provisions of Section 11. To the extent redemptions required by this Section 4(b) are deemed or determined by a court of competent jurisdiction to be prepayments of this Note by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 4, but subject to Section 3(d), until the applicable Event of Default Redemption Price (together with any Late Charges thereon) is paid in full, the Conversion Amount submitted for redemption under this Section 4(b) (together with any Late Charges thereon) may be converted, in whole or in part, by the Holder into Common Stock pursuant to the terms of this Note. In the event of the Company’s redemption of any portion of this Note under this Section 4(b), the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this Section 4(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty.

5.  RIGHTS UPON FUNDAMENTAL TRANSACTION.

(a)  Assumption. The Company shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing all of the obligations of the Company under this Note and the other Transaction Documents in accordance with the provisions of this Section 5(a) pursuant to written agreements in form and substance satisfactory to the Holder and approved by the Holder prior to such Fundamental Transaction, including agreements to deliver to each holder of Notes in exchange for such Notes a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Notes, including, without limitation, having a principal amount and interest rate equal to the principal amounts then outstanding and the interest rates of the Notes held by such holder, having similar conversion rights as the Notes and having similar ranking to the Notes, and satisfactory to the Holder and (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein immediately following the applicable Fundamental Transaction. In addition to the foregoing, upon consummation of a Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall also be issued upon conversion or redemption of this Note at any time after the consummation of such Fundamental Transaction, in lieu of the shares of Common Stock or other securities, cash, assets or other property (except such items still issuable under Sections 6 and 14, which shall continue to be receivable thereafter) issuable upon the conversion or redemption of the Notes prior to such Fundamental Transaction, such shares of the publicly traded common stock (or their equivalent) of the Successor Entity (including its Parent Entity) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had this Note been converted immediately prior to such Fundamental Transaction (without regard to any limitations on the conversion of this Note), as adjusted in accordance with the provisions of this Note. The provisions of this Section 5 shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion of this Note.

(b)  Notice of a Fundamental Transaction; Redemption Right. No sooner than twenty (20) Trading Days nor later than ten (10) Trading Days prior to the consummation of a

Fundamental Transaction, but not prior to the public announcement of such Fundamental Transaction, the Company shall deliver written notice thereof via facsimile or e-mail and overnight courier to the Holder (a “Fundamental Transaction Notice”). At any time during the period beginning after the Holder’s receipt of a Fundamental Transaction Notice or the Holder becoming aware of a Fundamental Transaction if a Fundamental Transaction Notice is not delivered to the Holder in accordance with the immediately preceding sentence (as applicable) and ending on the later of twenty (20) Trading Days after (A) the public announcement on a Current Report on Form 8-K of the consummation of such Fundamental Transaction or (B) the date of receipt of such Fundamental Transaction Notice, the Holder may require the Company to redeem all or any portion of this Note (whether Principal, Interest, Late Charges or otherwise) by delivering written notice thereof (“Fundamental Transaction Redemption Notice”) to the Company, which Fundamental Transaction Redemption Notice shall indicate the Conversion Amount the Holder is electing to redeem. The portion of this Note subject to redemption pursuant to this Section 5 shall be redeemed by the Company in cash at a price equal to the greatest of (i) the product of (w) the Fundamental Transaction Redemption Premium (as defined below) multiplied by (x) the Conversion Amount being redeemed, (ii) the product of (X) the Equity Value Redemption Premium multiplied by (Y) the product of (A) the Conversion Amount being redeemed multiplied by (B) the quotient determined by dividing (1) the greatest Closing Sale Price of the shares of Common Stock during the period beginning on the date immediately preceding the earlier to occur of (x) the consummation of the applicable Fundamental Transaction and (y) the public announcement of such Fundamental Transaction and ending on the date the Holder delivers the Fundamental Transaction Redemption Notice by (2) the Conversion Price in effect at the time of delivery by the Holder of the Fundamental Transaction Redemption Notice and (iii) the product of (y) the Equity Value Redemption Premium multiplied by (z) the product of (1) the Conversion Amount being redeemed multiplied by (2) the quotient of (A) the aggregate cash consideration and the aggregate cash value of any non-cash consideration per share of Common Stock to be paid to the holders of the shares of Common Stock upon consummation of such Fundamental Transaction (any such non-cash consideration constituting publicly-traded securities shall be valued at the highest of the Closing Sale Price of such securities as of the Trading Day immediately prior to the consummation of such Fundamental Transaction, the Closing Sale Price of such securities on the Trading Day immediately following the public announcement of such proposed Fundamental Transaction and the Closing Sale Price of such securities on the Trading Day immediately prior to the public announcement of such proposed Fundamental Transaction) divided by (B) the Conversion Price then in effect (the “Fundamental Transaction Redemption Price”). Redemptions required by this Section 5 shall be made in accordance with the provisions of Section 11 and shall have priority to payments to stockholders in connection with such Fundamental Transaction. To the extent redemptions required by this Section 5(b) are deemed or determined by a court of competent jurisdiction to be prepayments of this Note by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 5, but subject to Section 3(d), until the applicable Fundamental

Transaction Redemption Price (together with any Late Charges thereon) is paid in full, the Conversion Amount submitted for redemption under this Section 5(b) (together with any Late Charges thereon) may be converted, in whole or in part, by the Holder into Common Stock pursuant to Section 3. In the event of the Company’s redemption of any portion of this Note under this Section 5(b), the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this Section 5(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty.

6.  RIGHTS UPON ISSUANCE OF PURCHASE RIGHTS AND OTHER CORPORATE EVENTS.

(a)  Purchase Rights. In addition to any adjustments pursuant to Section 7 below, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to all or substantially all of the record holders of any class of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without taking into account any limitations or restrictions on the convertibility of this Note) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Maximum Percentage).

(b)  Other Corporate Events. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon a conversion of this Note (i) in addition to the shares of Common Stock receivable upon such conversion, such securities or other assets to which the Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by the Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of this Note) or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of shares of Common Stock in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Note initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the Conversion Rate. Provision made pursuant to the preceding sentence shall be in a form and substance satisfactory to the Holder. The provisions of this Section 6 shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of this Note.

7.  RIGHTS UPON ISSUANCE OF OTHER SECURITIES.

(a)  Adjustment of Conversion Price upon Issuance of Common Stock.  If and whenever on or after the Subscription Date the Company issues or sells, or in accordance with this Section 7(a) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding any Excluded Securities (as defined in the Securities Purchase Agreement) issued or sold or deemed to have been issued or sold) for a consideration per share (the “New Issuance Price”) less than a price equal to the Conversion Price in effect immediately prior to such issue or sale or deemed issuance or sale (such Conversion Price then in effect is referred to herein as the “Applicable Price”) (the foregoing a “Dilutive Issuance”), then, immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced to an amount equal to the New Issuance Price. For all purposes of the foregoing (including, without limitation, determining the adjusted Conversion Price and consideration per share under this Section 7(a)), the following shall be applicable:

(i)  Issuance of Options.  If the Company in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 7(a)(i), the “lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option” shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option and (y) the lowest exercise price set forth in such Option for which one share of Common Stock is issuable upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option minus (2) the sum of all amounts paid or payable to the holder of such Option (or any other Person) upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Option (or any other Person). Except as contemplated below, no further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such share of Common Stock upon conversion, exercise or exchange of such Convertible Securities.

(ii)  Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 7(a)(ii), the “lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof” shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security and (y) the lowest conversion price set forth in such Convertible Security for which one share of Common Stock is issuable upon conversion, exercise or exchange thereof minus (2) the sum of all amounts paid or payable to the holder of such Convertible Security (or any other Person) upon the issuance or sale of such Convertible Security plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Convertible Security (or any other Person). Except as contemplated below, no further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock upon conversion, exercise or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Conversion Price has been or is to be made pursuant to other provisions of this Section 7(a), except as contemplated below, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

(iii)  Change in Option Price or Rate of Conversion. If the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time, the Conversion Price in effect at the time of such increase or decrease shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate (as the case may be) at the time initially granted, issued or sold. For purposes of this Section 7(a)(iii), if the terms of any Option or Convertible Security that was outstanding as of the Subscription Date are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 7(a) shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

(iv)  Calculation of Consideration Received. If any Option or Convertible Security is issued or deemed issued in connection with the issuance or sale or deemed issuance or sale of any other securities of the Company, together comprising one integrated transaction, (x) such Option or Convertible Security (as applicable) will be deemed to have been issued for consideration equal to the Black Scholes Consideration Value thereof and (y) the other securities issued or sold or deemed to have been issued or sold in such integrated transaction shall be deemed to have been issued for consideration equal to the difference of (I) the aggregate consideration received by the Company minus (II) the Black Scholes Consideration Value of each such Option or Convertible Security (as applicable).  If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor. If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company for such securities will be the average VWAP of such security for the five (5) Trading Day period immediately preceding the date of receipt. If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities (as the case may be). The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Company and the Holder. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Trading Days after the tenth (10th) day following such Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Holder. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

(v)  Record Date. If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase (as the case may be).

        (b)         Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. Without limiting any provision of Section 5 or Section 7(a), if the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. Without limiting any provision of Section 5 or Section 7(a), if the Company at any time on or after the Subscription Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased. Any adjustment pursuant to this Section 7(b) shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this Section 7(b) occurs during the period that a Conversion Price is calculated hereunder, then the calculation of such Conversion Price shall be adjusted appropriately to reflect such event.

(c)  Other Events. In the event that the Company (or any Subsidiary) shall take any action to which the provisions hereof are not strictly applicable, or, if applicable, would not operate to protect the Holder from dilution or if any event occurs of the type contemplated by the provisions of this Section 7 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s board of directors shall in good faith determine and implement an appropriate adjustment in the Conversion Price so as to protect the rights of the Holder, provided that no such adjustment pursuant to this Section 7(c) will increase the Conversion Price as otherwise determined pursuant to this Section 7, provided further that if the Holder does not accept such adjustments as appropriately protecting its interests hereunder against such dilution, then the Company’s board of directors and the Holder shall agree, in good faith, upon an independent investment bank of nationally recognized standing to make such appropriate adjustments, whose determination shall be final and binding and whose fees and expenses shall be borne by the Company.

8.  OPTIONAL REDEMPTION BY HOLDER.

(a)  Right to Cause Voluntary Redemption. During each Holder Optional Redemption Period (as defined below), the Holder shall have the right, in its sole discretion, to require that the Company redeem (each a “Holder Optional Redemption”) up to 25% of the original Principal amount of this Note by delivering written notice thereof (each a “Holder Optional Redemption Notice”) at any time and from time to time during such Holder Optional Redemption Period (but in no event later than 5:00 p.m. (New York time) on the last day of such Holder Optional Redemption Period). Each Holder Optional Redemption Notice shall indicate the portion of the original Principal amount of this Note that the Holder is electing to redeem (but in no event shall such indicated Principal amount (together with the aggregate Principal amount indicated in all other Holder Optional Redemption Notices delivered by the Holder during such Holder Optional Redemption Period) exceed 25% of the original Principal amount of this Note)

(such indicated original Principal amount is referred to herein as the “Holder Optional Redemption Amount”).

(b)  Payment of Holder Optional Redemption Amount. Unless the Company delivers a valid Automatic Conversion Notice (as defined below) to the Holder on or prior to the applicable Automatic Conversion Notice Due Date (as defined below) in accordance with Section 8(c) below, the Company shall redeem the applicable Holder Optional Redemption Amount on the third (3rd) Trading Day immediately following delivery to the Company of the applicable Holder Optional Redemption Notice (a “Holder Optional Redemption Date”) by paying to the Holder in cash, by wire transfer of immediately available funds, an amount equal to the product of (i) 102.5% multiplied by (ii) the sum of (x) the Holder Optional Redemption Amount plus (y) all accrued and unpaid Interest and Late Charges on such Holder Optional Redemption Amount (such product is referred to herein as a “Holder Optional Redemption Price”).

(c)  Company Election for an Automatic Conversion. Upon delivery by the Holder to the Company of a Holder Optional Redemption Notice, the Company may elect, in its sole discretion, for an automatic conversion (an “Automatic Conversion”) to occur with respect to the applicable Holder Optional Redemption Amount and Holder Optional Redemption Price in lieu of paying the applicable Holder Optional Redemption Price in cash in accordance with Section 8(b) by delivering written notice of such election to the Holder via facsimile or e-mail (each an “Automatic Conversion Notice”) within two (2) Trading Days of the Holder’s delivery to the Company of such Holder Optional Redemption Notice (each an “Automatic Conversion Notice Due Date”); provided, however, the Company shall not be entitled to elect or effect an Automatic Conversion or to deliver an Automatic Conversion Notice with respect to any Holder Optional Redemption Notice, and shall instead be required to pay to the Holder the applicable Holder Optional Redemption Price in cash pursuant to Section 8(b) above, if there is an Equity Conditions Failure on (x) the date the applicable Holder Optional Redemption Notice is delivered to the Company, (y) the date on which the applicable Automatic Conversion Notice is delivered to the Holder or (z) the applicable Automatic Conversion Notice Due Date. Each Automatic Conversion Notice shall be irrevocable, may not be revoked by the Company and shall (1) state that the Company has elected (and is entitled to elect) an Automatic Conversion to occur with respect to the applicable Holder Optional Redemption Notice, Holder Optional Redemption Amount and Holder Optional Redemption Price and (2) contain a certification from the Company’s chief executive officer that an Equity Conditions Failure does not exist as of the date of the applicable Automatic Conversion Notice. No later than one (1) Trading Day after the timely delivery of a valid Automatic Conversion Notice, the Company shall deliver to the Holder’s account with DTC such number of shares of Common Stock (the “Pre-Automatic Conversion Shares”) equal to the quotient of (x) the applicable Holder Optional Redemption Price divided by (y) the Pre-Automatic Conversion Price, and as to which the Holder shall be the owner thereof as of such time of delivery of the applicable Automatic Conversion Notice. The applicable Holder Optional Redemption Price shall be automatically converted in accordance with Section 8(d).

(d)  Mechanics of Company Conversion. If the Company timely delivers a valid Automatic Conversion Notice electing (and the Company is entitled to elect) an Automatic

Conversion in accordance with Section 8(a), then the remainder of this Section 8(d) shall apply. The applicable Automatic Conversion shall occur on twenty-first (21st) Trading Day immediately following the date on which the applicable valid Automatic Conversion Notice is delivered by the Company to the Holder (each such twenty-first (21st) Trading Day is referred to herein as the “Automatic Conversion Date”). On the applicable Automatic Conversion Date, (i) the applicable Holder Optional Redemption Price shall be automatically converted into shares of Common Stock at the applicable Automatic Conversion Price and (ii) the Company shall deliver to the Holder’s account with DTC such shares of Common Stock issued upon such Automatic Conversion (subject to the reduction contemplated by the immediately following sentence and, if applicable, the last sentence of this Section 8(d)), provided that there is no Equity Conditions Failure as of such Automatic Conversion Date and an Automatic Conversion is not otherwise prohibited under any other provision of this Note. The number of shares of Common Stock to be delivered upon such Automatic Conversion shall be reduced by the number of any Pre-Automatic Conversion Shares delivered in connection with such Automatic Conversion. If an Event of Default occurs during any applicable Automatic Conversion Measuring Period, then either (i) the Holder shall return any Pre-Automatic Conversion Shares delivered in connection with the applicable Automatic Conversion or (ii) the Holder shall keep the Pre-Automatic Conversion Shares and the Event of Default Redemption Price shall be reduced by the product of (x) the applicable Holder Optional Redemption Amount multiplied by (y) the Conversion Share Ratio (as defined below). If there is an Equity Conditions Failure as of such Automatic Conversion Date or an Automatic Conversion is not otherwise permitted under any other provision of this Note, then, at the option of the Holder designated in writing to the Company, the Holder may require the Company to do any one or more of the following: (i) the Company shall redeem all or any part designated in writing by the Holder of the unconverted Holder Optional Redemption Price (such designated amount is referred to as the “Designated Redemption Amount”) and the Company shall pay to the Holder within one (1) Business Day immediately following the Holder’s delivery to the Company of such designation, by wire transfer of immediately available funds, an amount in cash equal to 135% of such Designated Redemption Amount and/or (ii) such Automatic Conversion shall be null and void with respect to all or any part designated in writing by the Holder of the unconverted Holder Optional Redemption Price and the Holder shall be entitled to all the rights of a holder of this Note with respect to such designated part of the Holder Optional Redemption Price. In addition, if there is an Equity Conditions Failure as of such Automatic Conversion Date or an Automatic Conversion is not otherwise permitted under any other provision of this Note, then, at the Holder’s option, either (I) the Holder shall return any Pre-Automatic Conversion Shares delivered in connection with the applicable Automatic Conversion or (II) the applicable Designated Redemption Amount shall be reduced by the product of (X) the applicable Holder Optional Redemption Amount multiplied by (Y) the Conversion Share Ratio. If the Company fails to redeem any Designated Redemption Amount by the first (1st) Business Day immediately following the Holder’s delivery to the Company of such designation, then the Holder shall have the rights set forth in Section 11(a) as if the Company failed to pay the applicable Holder Optional Redemption Price and all other rights under this Note

(including, without limitation, such failure constituting an Event of Default described in Section 4(a)(xiv)). If, with respect to an Automatic Conversion Date, the number of Pre-Automatic Conversion Shares delivered to the Holder exceeds the number of Post-Automatic Conversion Shares with respect to such Automatic Conversion Date, then the number of shares of Common Stock equal to such excess shall constitute a credit against the number of shares of Common Stock to be issued to the Holder pursuant to Sections 3 and 8 hereof and shall reduce the number of shares of Common Stock required to be actually issued by the Company to the Holder under such sections on a share-for-share basis until such time as the number of shares that would have been issued by the Company to such Holder (not taking account of such credit) equals the amount of such excess.

(e)  Miscellaneous. The Company shall not issue any fraction of a share of Common Stock upon any Automatic Conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. The Company shall pay any and all transfer, stamp, issuance and similar taxes that may be payable with respect to the issuance and delivery of Common Stock upon each Automatic Conversion. To the extent redemptions required by this Section 8 are deemed or determined by a court of competent jurisdiction to be prepayments of this Note by the Company, such redemptions shall be deemed to be voluntary prepayments. In the event of the Company’s redemption of any portion of this Note under this Section 8, the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this Section 8 is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty. Notwithstanding anything to the contrary in this Section 8, but subject to Section 3(d), until the applicable Holder Optional Redemption Price (together with any Late Charges thereon) is paid in full, the Holder Optional Redemption Amount submitted for redemption under this Section 8 (together with any Late Charges thereon) may be converted, in whole or in part, by the Holder into Common Stock pursuant to Section 3.

9.  NONCIRCUMVENTION.  The Company hereby covenants and agrees that the Company will not, by amendment of its Charter (as defined in the Securities Purchase Agreement), Bylaws (as defined in the Securities Purchase Agreement) or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note. Without limiting the generality of the foregoing or any other provision of this Note or the other Transaction Documents, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon conversion of this Note above the Conversion Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the conversion of this Note, and (iii) shall, so long as any of the Notes are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Notes, the maximum number of shares of Common Stock as shall from time to time be necessary to effect the conversion of the Notes then outstanding (without regard to any limitations on conversion).

    10.  RESERVATION OF AUTHORIZED SHARES.

(a)  Reservation. The Company shall initially reserve out of its authorized and unissued Common Stock a number of shares of Common Stock for each of the Notes equal to the entire Conversion Rate with respect to the entire Conversion Amount of each such Note as of the Issuance Date.  So long as any of the Notes are outstanding, the Company shall take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Notes, the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of the Notes then outstanding, provided that at no time shall the number of shares of Common Stock so reserved be less than the number of shares required to be reserved by the previous sentence (without regard to any limitations on conversions) (the “Required Reserve Amount”). The initial number of shares of Common Stock reserved for conversions of the Notes and each increase in the number of shares so reserved shall be allocated pro rata among the holders of the Notes based on the original principal amount of the Notes held by each holder on the Closing Date or increase in the number of reserved shares (as the case may be) (the “Authorized Share Allocation”). In the event that a holder shall sell or otherwise transfer any of such holder’s Notes, each transferee shall be allocated a pro rata portion of such holder’s Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Notes shall be allocated to the remaining holders of Notes, pro rata based on the principal amount of the Notes then held by such holders.

(b)  Insufficient Authorized Shares. If, notwithstanding Section 10(a), and not in limitation thereof, at any time while any of the Notes remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Notes at least a number of shares of Common Stock equal to the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Notes then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock.  In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal.

11.  HOLDER’S REDEMPTIONS.

      (a)    Mechanics. The Company shall deliver the applicable Event of Default Redemption Price to the Holder in cash within one (1) Business Day after the Company’s receipt of the Holder’s Event of Default Redemption Notice. If the Holder has submitted a Fundamental Transaction Redemption Notice in accordance with Section 5(b), the Company shall deliver the applicable

Fundamental Transaction Redemption Price to the Holder in cash concurrently with the consummation of such Fundamental Transaction if such notice is received prior to the consummation of such Fundamental Transaction and within one (1) Business Day after the Company’s receipt of such notice otherwise. The Company shall deliver the applicable Holder Optional Redemption Price to the Holder in cash on the applicable Holder Optional Redemption Date in accordance with Section 8(b). In the event of a redemption of less than all of the amounts then-outstanding under this Note, the Company shall promptly cause to be issued and delivered to the Holder a new Note (in accordance with Section 17(d)) representing the outstanding Principal which has not been redeemed. In the event that the Company does not pay the applicable Redemption Price to the Holder by the date required (as the case may be) (each date on which the Company was required to have paid the applicable Redemption Price and failed to pay it by such date is referred to herein as a “Redemption Payment Failure Date”), at any time thereafter and until the Company pays such unpaid Redemption Price in full (the entire amount of each such unpaid Redemption Price is referred to herein as an “Unpaid Redemption Price”), the Holder shall have the option, in lieu of redemption, to (i) require the Company to promptly return to the Holder all or any portion of this Note representing the Principal amount of this Note that was submitted for redemption and for which the applicable Unpaid Redemption Price (together with any Late Charges thereon) has not been paid and/or (ii) convert the applicable Unpaid Redemption Price in accordance with Section 3 above. Upon the Holder’s delivery to the Company of a notice voiding a Redemption Notice (as defined below), (x) the applicable Redemption Notice shall be null and void with respect to the applicable Unpaid Redemption Price, (y) the Company shall immediately return this Note, or issue a new Note (in accordance with Section 17(d)), to the Holder, and the Principal amount of this Note or such new Note (as the case may be) shall be increased by an amount equal to the difference between (1) the applicable Unpaid Redemption Price minus (2) the portion of the Unpaid Redemption Price constituting Principal and (z) the Conversion Price of this Note or such new Notes (as the case may be) shall be automatically adjusted with respect to each conversion effected thereafter by the Holder to the lowest of (A) the Conversion Price as in effect on the date on which the applicable Redemption Notice is voided, (B) 75% of the lowest Closing Bid Price of the Common Stock during the period beginning on and including the date on which the applicable Redemption Notice is delivered to the Company and ending on and including the Trading Day immediately preceding the applicable Conversion Date and (C) 75% of the quotient of (I) the sum of each daily VWAP of the Common Stock for each of the five (5) consecutive Trading Days immediately preceding the applicable Conversion Date divided by (II) five (5) (it being understood and agreed that all such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period). The Holder’s delivery of a notice voiding a Redemption Notice and exercise of its rights following such notice shall not affect the Company’s obligations to make any payments of Late Charges which have accrued prior to the date of such voiding notice with respect to the Unpaid Redemption Price subject to such notice.

(b)  Redemption by Other Holders. Upon the Company’s receipt of notice from any of the holders of the Other Notes for redemption or repayment as a result of an event or occurrence substantially similar to the events or occurrences described in Section 4(b) or Section 5(b) (each, an “Other Redemption Notice”), the Company shall immediately, but no later than one (1) Business Day of its receipt thereof, forward to the Holder by facsimile a copy of such notice. If the Company receives a Redemption Notice and one or more Other Redemption Notices, during the seven (7) Business Day period beginning on and including the date which is three (3) Business Days prior to the Company’s receipt of the Holder’s applicable Redemption Notice and ending on and including the date which is three (3) Business Days after the Company’s receipt of the Holder’s applicable Redemption Notice and the Company is unable to redeem all principal, interest and other amounts designated in such Redemption Notice and such Other Redemption Notices received during such seven (7) Business Day period, then the Company shall redeem a pro rata amount from each holder of the Notes (including the Holder) based on the principal amount of the Notes submitted for redemption pursuant to such Redemption Notice and such Other Redemption Notices received by the Company during such seven (7) Business Day period.

12.  VOTING RIGHTS. The Holder shall have no voting rights as the holder of this Note, except as required by law (including, without limitation, the California Corporations Code) and as expressly provided in this Note.

13.  COVENANTS. Until all of the Notes have been converted, redeemed or otherwise satisfied in accordance with their terms:

(a)  Rank. All payments due under this Note shall rank pari passu with all Other Notes.

(b)  Incurrence of Indebtedness. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness (other than (i) the Indebtedness evidenced by this Note and the Other Notes and (ii) Permitted Indebtedness (as defined below)).

(c)  Existence of Liens. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its Subsidiaries (collectively, “Liens”) other than Permitted Liens (as defined below).

(d)  Restricted Payments. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness, whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness if at the time such payment is due or is otherwise made or, after giving effect to such payment, (i) an event constituting an Event of Default has occurred and is continuing or (ii) an event that with the passage of time and without being cured would constitute an Event of Default has occurred and is continuing.

(e)  Restriction on Redemption and Cash Dividends. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, redeem, repurchase or declare or pay any cash dividend or distribution on any of its capital stock.

(f)  Restriction on Transfer of Assets. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, sell, lease, license, assign, transfer, convey or otherwise dispose of any assets or rights of the Company or any Subsidiary owned or hereafter acquired whether in a single transaction or a series of related transactions, other than (i) sales, leases, licenses, assignments, transfers, conveyances and other dispositions of such assets or rights by the Company and its Subsidiaries that, in the aggregate, do not have a fair market value in excess of $100,000 in any twelve (12) month period and (ii) sales of inventory in the ordinary course of business.

(g)  Maturity of Indebtedness. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, permit any Indebtedness of the Company or any of its Subsidiaries to mature or accelerate prior to the Maturity Date.

(h)  Change in Nature of Business. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, engage in any material line of business substantially different from those lines of business conducted by the Company and each of its Subsidiaries on the Issuance Date or any business substantially related or incidental thereto.  The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, modify its or their corporate structure or purpose.

14.  PARTICIPATION.  In addition to any adjustments pursuant to Section 7, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Note, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without regard to any limitations on conversion hereof, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder’s right to participate in any such Distributions would result in the Holder exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to such extent (or the beneficial ownership of any such shares of Common Stock as a result of such Distribution to such extent) and such Distribution to such extent shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Maximum Percentage).

15.  AMENDING THE TERMS OF THIS NOTE. Provisions of this Note may be amended only with the written consent of the Company and the Required Buyers (as defined in the Securities Purchase Agreement). Any amendment effected in accordance with this Section 15 shall be binding upon the Holder and the Company, provided that no such amendment shall be effective to the extent that it (1) applies to less than all of the holders of Notes, (2) imposes any obligation or liability on the Holder without the Holder’s prior written consent (which may be granted or withheld in the Holder’s sole discretion) or (3) applies retroactively. Notwithstanding the foregoing, nothing contained in this Section 15 shall permit any amendment to be made to any provision of Section 3(d)(i).

16.  TRANSFER. This Note and any shares of Common Stock issued upon conversion of this Note may be offered, sold, assigned or transferred by the Holder without the consent of the Company.

17.  REISSUANCE OF THIS NOTE.

(a)  Transfer. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 17(d)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less than the entire outstanding Principal is being transferred, a new Note (in accordance with Section 17(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section 3(c)(iii) following conversion or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

(b)  Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 17(d)) representing the outstanding Principal.

(c)  Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 17(d) and in principal amounts of at least $1,000) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d)  Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 17(a) or Section 17(c), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest and Late Charges on the Principal and Interest of this Note, from the Issuance Date.

18.  REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note.  The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note (including, without limitation, compliance with Section 7).

19.  PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS.  If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees and disbursements. The Company expressly acknowledges and agrees that no amounts due under this Note shall be affected, or limited, by the fact that the Purchase Price paid for this Note was less than the original Principal amount hereof.

20. CONSTRUCTION; HEADINGS.  This Note shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found. Unless expressly indicated otherwise, all section references are to sections of this Note. Terms used in this Note but defined in the other Transaction Documents shall have the meanings ascribed to such terms on the Closing Date in such other Transaction Documents unless otherwise consented to in writing by the Required Buyers.

21.  FAILURE OR INDULGENCE NOT WAIVER; WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party, provided that the Required Buyers (in one or more writings signed by all of the Required Buyers) may waive any provision of this Note, and any waiver of any provision of this Agreement made in conformity with the provisions of this Section 21 shall be binding on the Holder, provided that no such waiver shall be effective to the extent that it (a) applies to less than all the holders of all Notes (unless a party gives a waiver as to itself only) or (b) imposes any obligation or liability on any the holder of any of the Notes without such holder’s prior written consent (which may be granted or withheld in such holder’s sole discretion). Notwithstanding the foregoing, nothing contained in this Section 21 shall permit any waiver of any provision of Section 3(d)(i).

22.  DISPUTE RESOLUTION.

(a)  Disputes Over Automatic Conversion Price, Closing Bid Price, Closing Sale Price, Conversion Price, Pre-Automatic Conversion Price, VWAP or Fair Market Value.

(i)  In the case of a dispute relating to an Automatic Conversion Price, a Closing Bid Price, a Closing Sale Price, a Conversion Price, a Pre-Automatic Conversion Price, a VWAP or fair market value (as the case may be) (including, without limitation, a dispute relating to the determination of any of the foregoing), the Company or the Holder (as the case may be) shall submit the dispute via facsimile (I) within two (2) Business Days after delivery of the applicable notice giving rise to such dispute to the Company or the Holder (as the case may be) or (II) if no notice gave rise to such dispute, at any time after the Holder learned of the circumstances giving rise to such dispute. If the Holder and the Company are unable to resolve such dispute relating to such Automatic Conversion Price, such Closing Bid Price, such Closing Sale Price, such Conversion Price, such Pre-Automatic Conversion Price, such VWAP or such fair market value (as the case may be) by 5:00 p.m. (New York time) on the third (3rd) Business Day following such delivery by the Company or the Holder (as the case may be) of such dispute to the Company or the Holder (as the case may be), then the Holder shall select an independent, reputable investment bank to resolve such dispute.

(ii)  The Holder and the Company shall each deliver to such investment bank (x) a copy of the initial dispute submission so delivered in accordance with the first sentence of this Section 22(a) and (y) written documentation supporting its position with respect to such dispute, in each case, no later than 5:00 p.m. (New York time) by the fifth (5th) Business Day immediately following the date on which the Holder selected such investment bank (the “Dispute Submission Deadline”) (the documents referred to in the immediately preceding clauses (x) and (y) are collectively referred to herein as the “Required Dispute Documentation”) (it being understood and agreed that if either the Holder or the Company fails to so deliver all of the Required Dispute Documentation by the Dispute Submission Deadline, then the party who fails to so submit all of the Required Dispute Documentation shall no longer be entitled to (and hereby waives its right to) deliver or submit any written documentation or other support to such investment bank with respect to such dispute and such investment bank shall resolve such dispute based solely on the Required Dispute Documentation that was delivered to such investment bank prior to the Dispute Submission Deadline). Unless otherwise agreed to in writing by both the Company and the Holder or otherwise requested by such investment bank, neither the Company nor the Holder shall be entitled to deliver or submit any written documentation or other support to such investment bank in connection with such dispute (other than the Required Dispute Documentation).

(iii)  The Company and the Holder shall cause such investment bank to determine the resolution of such dispute and notify the Company and the Holder of such resolution no later than ten (10) Business Days immediately following the Dispute Submission Deadline. The fees and expenses of such investment bank shall be borne solely by the Company, and such investment bank’s resolution of such dispute shall be final and binding upon all parties absent manifest error.

(b)  Disputes Over Arithmetic Calculation of the Conversion Rate, Conversion Share Ratio, Pre-Automatic Conversion Price, Post-Automatic Conversion Price or the applicable Redemption Price.

(i)  In the case of a dispute as to the arithmetic calculation of a Conversion Rate, a Conversion Share Ratio, a Pre-Automatic Conversion Price, a Post-Automatic Conversion Price or the applicable Redemption Price (as the case may be), the Company or the Holder (as the case may be) shall submit the disputed arithmetic calculation via facsimile (i) within two (2) Business Days after delivery of the applicable notice giving rise to such dispute to the Company or the Holder (as the case may be) or (ii) if no notice gave rise to such dispute, at any time after the Holder learned of the circumstances giving rise to such dispute. If the Holder and the Company are unable to resolve such disputed arithmetic calculation of such Conversion Rate, such Conversion Share Ratio, such Pre-Automatic Conversion Price, such Post-Automatic Conversion Price or the applicable Redemption Price (as the case may be) by 5:00 p.m. (New York time) on the third (3rd) Business Day following such delivery by the Company or the Holder (as the case may be) of such disputed arithmetic calculation, then the Holder shall select an independent, reputable accountant or accounting firm to perform such disputed arithmetic calculation.

(ii)  The Holder and the Company shall each deliver to such accountant or accounting firm (as the case may be) (x) a copy of the initial dispute submission so delivered in accordance with the first sentence of this Section 22(b) and (y) written documentation supporting its position with respect to such disputed arithmetic calculation, in each case, no later than 5:00 p.m. (New York time) by the fifth (5th) Business Day immediately following the date on which the Holder selected such accountant or accounting firm (as the case may be) (the “Submission Deadline”) (the documents referred to in the immediately preceding clauses (x) and (y) are collectively referred to herein as the “Required Documentation”) (it being understood and agreed that if either the Holder or the Company fails to so deliver all of the Required Documentation by the Submission Deadline, then the party who fails to so submit all of the Required Documentation shall no longer be entitled to (and hereby waives its right to) deliver or submit any written documentation or other support to such accountant or accounting firm (as the case may be) with respect to such disputed arithmetic calculation and such accountant or accounting firm (as the case may be) shall perform such disputed arithmetic calculation based solely on the Required Documentation that was delivered to such accountant or accounting firm (as the case may be) prior to the Submission Deadline). Unless otherwise agreed to in writing by both the Company and the Holder or otherwise requested by such accountant or accounting firm (as the case may be), neither the Company nor the Holder shall be entitled to deliver or submit any written documentation or other support to such accountant or accounting firm (as the case may be) in connection with such disputed arithmetic calculation of the Conversion Rate or the applicable Redemption Price (as the case may be) (other than the Required Documentation).

(iii)  The Company and the Holder shall cause such accountant or accounting firm (as the case may be) to perform such disputed arithmetic calculation and notify the Company and the Holder of the results no later than ten (10) Business Days immediately following the Submission Deadline. The fees and expenses of such accountant or accounting firm (as the case may be) shall be borne solely by the Company, and such accountant’s or accounting firm’s (as the case may be) arithmetic calculation shall be final and binding upon all parties absent manifest error.

(c)  Miscellaneous. The Company expressly acknowledges and agrees that (i) this Section 22 constitutes an agreement to arbitrate between the Company and the Holder (and constitutes an arbitration agreement) under the Illinois Uniform Arbitration Act, as amended, (ii) a dispute relating to a Conversion Price includes, without limitation, disputes as to (1) whether an issuance or sale or deemed issuance or sale of Common Stock occurred under Section 7(a), (2) the consideration per share at which an issuance or deemed issuance of Common Stock occurred, (3) whether any issuance or sale or deemed issuance or sale of Common Stock was an issuance or sale or deemed issuance or sale of Excluded Securities, (4) whether an agreement, instrument, security or the like constitutes and Option or Convertible Security and (5) whether a Dilutive Issuance occurred, (iii) the terms of this Note and each other applicable Transaction Document shall serve as the basis for the selected investment bank’s resolution of the applicable dispute, such investment bank shall be entitled (and is hereby expressly authorized) to make all findings, determinations and the like that such investment bank determines are required to be made by such investment bank in connection with its resolution of such dispute and in resolving such dispute such investment bank shall apply such findings, determinations and the like to the terms of this Note and any other applicable Transaction Documents, (iv) the terms of this Note and each other applicable Transaction Document shall serve as the basis for the selected accountant’s or accounting firm’s performance of the applicable arithmetic calculation, (v) for clarification purposes and without implication that the contrary would otherwise be true, disputes relating to matters described in Section22(a) shall be governed by Section 22(a) and not by Section 22(b), (vi) the Holder (and only the Holder), in its sole discretion, shall have the right to submit any dispute described in this Section 22 to any state or federal court sitting in Chicago, Illinois in lieu of utilizing the procedures set forth in this Section 22 and (vii) nothing in this Section 22 shall limit the Holder from obtaining any injunctive relief or other equitable remedies (including, without limitation, with respect to any matters described in Section 22(a) or Section 22(b)).

23.  NOTICES; PAYMENTS.

(a)  Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any grant, issuances, or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to all or substantially all holders of shares of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

(b)  Currency.  All dollar amounts referred to in this Note are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Note shall be paid in U.S. Dollars. All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Note, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation (it being understood and agreed that where an amount is calculated with reference to, or over, a period of time, the date of calculation shall be the final date of such period of time).

(c)  Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, unless otherwise expressly set forth herein, such payment shall be made in lawful money of the United States of America by a certified check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing (which address, in the case of each of the Buyers (as defined in the Securities Purchase Agreement), shall initially be as set forth on the Schedule of Buyers attached to the Securities Purchase Agreement), provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder’s wire transfer instructions. Whenever any amount expressed to be due by the terms of this Note is due on any day that is not a Business Day, the same shall instead be due on the next succeeding day that is a Business Day. Any amount of Principal or other amounts due under the Transaction Documents which is not paid when due shall result in a late charge being incurred and payable by the Company in an amount equal to interest on such amount at the rate of eighteen percent (18%) per annum from the date such amount was due until the same is paid in full (“Late Charge”).

24.  CANCELLATION. After all Principal, accrued Interest, Late Charges and other amounts at any time owed on this Note (including, without limitation, Redemption Prices) have been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

25.  WAIVER OF NOTICE.  To the extent permitted by law, the Company hereby irrevocably waives demand, notice, presentment, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Securities Purchase Agreement.

26.  GOVERNING LAW. This Note shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Illinois. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Chicago, Illinois, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall (i) be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder or to enforce a judgment or other court ruling in favor of the Holder or (ii) limit, or be deemed to limit, any provision of Section 22. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

27.  SEVERABILITY.  If any provision of this Note is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Note so long as this Note as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

28.  CERTAIN DEFINITIONS.  For purposes of this Note, the following terms shall have the following meanings:

(a)  “Automatic Conversion Price” means, with respect to a particular date of determination, the lower of (i) the Conversion Price then in effect and (ii) the price which shall be computed as 80% of the quotient of (I) the sum of each daily VWAP of the Common Stock for each of the twenty (20) consecutive Trading Days immediately preceding the applicable Automatic Conversion Date (each such period, an “Automatic Conversion Measuring Period”) divided by (II) twenty (20). All such determinations to be appropriately adjusted for any stock split, stock dividend, stock combination or other similar transaction during any such Automatic Conversion Measuring Period.

(b)  “Black Scholes Consideration Value” means the value of the applicable Option or Convertible Security (as the case may be) as of the date of issuance thereof calculated using the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg utilizing (i) an underlying price per share equal to the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the public announcement of the execution of definitive documents with respect to the issuance of such Option or Convertible Security (as the case may be), (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of such Option or Convertible Security (as the case may be) as of the date of issuance of such Option or Convertible Security (as the case may be) and (iii) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the date of issuance of such Option or Convertible Security (as the case may be).

(c)  “Bloomberg” means Bloomberg, L.P.

(d)  “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(e)  “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be) then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price (as the case may be) of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 22. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

(f)  “Common Stock” means (i) the Company’s shares of common stock, no par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(g)  “Conversion Share Ratio” means, with respect to any applicable Automatic Conversion, the quotient of (i) the number of Pre-Automatic Conversion Shares delivered in connection with such Automatic Conversion divided by (ii) the number of Post-Automatic Conversion Shares applicable to such Automatic Conversion.

(h)  “Convertible Securities” means any stock, note, debenture or other security (other than Options) that is, or may become, at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.

(i)  “Eligible Market” means The New York Stock Exchange, the NYSE MKT, the Nasdaq Global Select Market, the Nasdaq Global Market or the Principal Market (and each successor to each of the foregoing).

(j)  “Equity Conditions” means: (i) with respect to the applicable date of determination either (x) the Registration Statement (as defined in the Securities Purchase Agreement) is effective and each prospectus contained therein shall be available for the issuance to the Holder of all shares of Common Stock issuable upon conversion of this Note (including, without limitation, under Sections 3 and 8) or (y) all shares of Common Stock issuable upon conversion of this Note (including, without limitation, under Sections 3 and 8) shall otherwise be freely transferrable under the 1933 Act (as defined in the Securities Purchase Agreement) (disregarding any limitation on conversion of the Notes); (ii) on each day during the period beginning three months prior to the applicable date of determination and ending on and including the applicable date of determination (the “Equity Conditions Measuring Period”), the Common Stock (including, without limitation, all shares of Common Stock issuable upon conversion of this Note (including, without limitation, under Sections 3 and 8) and all shares of Common Stock issuable upon exercise of the Warrants) is listed or designated for quotation (as applicable) on an Eligible Market and shall not have been suspended from trading on an Eligible Market (other than suspensions of not more than two (2) days and occurring prior to the applicable date of determination due to business announcements by the Company) nor shall delisting or suspension by an Eligible Market have been threatened (with a reasonable prospect of delisting occurring) or pending either (A) in writing by such Eligible Market or (B) by falling below the minimum listing maintenance requirements of the Eligible Market on which the Common Stock is then listed or designated for quotation (as applicable); (iii) on each day during the Equity Conditions Measuring Period, the Company shall have delivered all shares of Common Stock issuable upon conversion of this Note on a timely basis as set forth in this Note and all other shares of capital stock required to be delivered by the Company on a timely basis as set forth in the other Transaction Documents; (iv) any shares of Common Stock to be issued in connection with the event requiring determination may be issued in full without violating Section 3(d)(i) hereof; (v) any shares of Common Stock to be issued in connection with the event requiring determination may be issued in full without violating the rules or regulations of the Eligible Market on which the Common Stock is then listed or designated for quotation (as applicable); (vi) on each day during the Equity Conditions Measuring Period, no public announcement of a pending, proposed or intended Fundamental Transaction shall have occurred which has not been abandoned, terminated or consummated; (vii) the Company shall have no knowledge of any fact that would reasonably be expected to cause (1) the Registration Statement to not be effective or any prospectus contained therein to not be available for the issuance of any shares of Common Stock issuable upon conversion of this Note (including, without limitation, under Sections 3 and 8) or upon exercise of the Warrants or (2) any shares of Common Stock issuable upon conversion of this Note (including, without limitation, under Sections 3 and 8) or exercise of this Warrants to not be freely transferrable under the 1933 Act; (viii) the Holder shall not be in (and no other Buyer shall be in) possession of any material, non-public information with respect to the Company or any of its Subsidiaries provided to any of them by the Company, any of its Subsidiaries or any of its or their respective affiliates, employees, officers, representatives, agents or the like; (ix) on each day during the Equity Conditions Measuring Period, the Company otherwise shall have been in compliance with each, and shall not have breached any, provision, covenant, representation or warranty of any Transaction Document; and (x) on each day during the Equity Conditions Measuring Period, there shall not have occurred an Event of Default or an event that with the passage of time or giving of notice would constitute an Event of Default.

(k)  “Equity Conditions Failure” means, with respect to a particular date of determination, that on any day during the period commencing twenty (20) Trading Days immediately prior to such date of determination, the Equity Conditions have not been satisfied (or waived in writing by the Holder).

(l)  “Equity Value Redemption Premium” means 135%.

(m)  “Fundamental Transaction” means that (i) the Company or any of its Subsidiaries shall, directly or indirectly, in one or more related transactions, (1) consolidate or merge with or into (whether or not the Company or any of its Subsidiaries is the surviving corporation) any other Person, or (2) sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets to any other Person, or (3) allow any other Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (4) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other Person whereby such other Person acquires more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination), or (5) (I) reorganize, recapitalize or reclassify the Common Stock, (II) effect or consummate a stock combination, reverse stock split or other similar transaction involving the Common Stock or (III) make any public announcement or disclosure with respect to any stock combination, reverse stock split or other similar transaction involving the Common Stock (including, without limitation, any public announcement or disclosure of (x) any potential, possible or actual stock combination, reverse stock split or other similar transaction involving the Common Stock or (y) board or stockholder approval thereof, or the intention of the Company to seek board or stockholder approval of any stock combination, reverse stock split or other similar transaction involving the Common Stock), or (ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act and the rules and regulations promulgated thereunder) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Voting Stock of the Company.

(n)  “Fundamental Transaction Redemption Premium” means 135%.

(o)     “GAAP” means United States generally accepted accounting principles, consistently applied.

(p)  “Holder Optional Redemption Period” means each of the following periods: (i) January 1, 2013 through March 31, 2013; (ii) April 1, 2013 through June 30, 2013; (iii) July 1, 2013 through September 30, 2013; (iv) October 1, 2013 through December 31, 2013; (v) January 1, 2014 through March 31, 2014; (vi) April 1, 2014 through June 30, 2014; (vii) July 1, 2014 through September 30, 2014; and (viii) October 1, 2014 through December 31, 2014.

(q)  “Interest Rate” means zero percent (0%) per annum, as may be adjusted from time to time in accordance with Section 2.

(r)  “Maturity Date” shall mean December 31, 2014; provided, however, the Maturity Date may be extended at the option of the Holder (i) in the event that, and for so long as, an Event of Default shall have occurred and be continuing or any event shall have occurred and be continuing that with the passage of time and the failure to cure would result in an Event of Default or (ii) through the date that is twenty (20) Business Days after the public announcement on a Current Report on Form 8-K of the consummation of a Fundamental Transaction in the event that a Fundamental Transaction is publicly announced or a Fundamental Transaction Notice is delivered prior to the Maturity Date, provided further that if a Holder elects to convert some or all of this Note pursuant to Section 3 hereof, and the Conversion Amount would be limited pursuant to Section 3(d) hereunder, the Maturity Date shall automatically be extended until such time as such provision shall not limit the conversion of this Note.

(s)  “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(t)  “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(u)  “Permitted Indebtedness” means (i) total Indebtedness of the Company and its Subsidiaries (other than as expressly specified in, and permitted by, the immediately following clauses (ii) and (iii) below) not to exceed $250,000 in the aggregate outstanding at any time; provided, however, such Indebtedness shall be made expressly subordinate in right of payment to the Indebtedness evidenced by the Notes, as reflected in a written agreement acceptable to the Holder and approved by the Holder in writing, and which Indebtedness does not provide at any time for (A) the payment, prepayment, repayment, repurchase or defeasance, directly or indirectly, of any principal or premium, if any, thereon until ninety-one (91) days after the Maturity Date or later and (B) total interest and fees at a rate in excess of the Interest Rate; (ii) Indebtedness incurred by the Company and its Subsidiaries under that certain Amended and Restated Credit Agreement, dated as of February 13, 2009, by and between the Company and Texas Capital Bank, N.A. (the “Revolving Line of Credit”) not to exceed $1,000,000 in the aggregate outstanding at any time; and (iii) Indebtedness evidenced by this Note and the Other Notes.

(v)  “Permitted Liens” means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any Lien created under the Revolving Line of Credit, and (iv) any Lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings.

(w)  “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(x)  “Pre-Automatic Conversion Price” means, with respect to a particular date of determination, the lower of (i) the Conversion Price then in effect and (ii) the price which shall be computed as 80% of the quotient of (I) the sum of each daily VWAP of the Common Stock for each of the twenty (20) consecutive Trading Days immediately preceding the delivery by the Company to the Holder of the applicable Automatic Conversion Notice divided by (II) twenty (20). All such determinations to be appropriately adjusted for any stock split, stock dividend, stock combination or other similar transaction during any such measuring period.

(y)  “Principal Market” means the Nasdaq Capital Market.

(z)  “Post-Automatic Conversion Shares” means that number of shares of Common Stock that would be required to be delivered pursuant to Section 8 on an applicable Automatic Conversion Date without taking into account the delivery of any Pre-Automatic Conversion Shares.

(aa)  “Quarter” means each of: (i) the period beginning on and including January 1 and ending on and including March 31; (ii) the period beginning on and including April 1 and ending on and including June 30; (iii) the period beginning on and including July 1 and ending on and including September 30; and (iv) the period beginning on and including October 1 and ending on and including December 31.

(bb)  “Redemption Notices” means, collectively, Event of Default Redemption Notices, Fundamental Transaction Redemption Notices and Holder Optional Redemption Notices, and each of the foregoing, individually, a “Redemption Notice.”

(cc)  “Redemption Premium” means (i) in the case of the Events of Default described in Section 4(a) (other than Sections 4(a)(viii) through 4(a)(x)), 135% or (ii) in the case of the Events of Default described in Sections 4(a)(viii) through 4(a)(x), 100%.

(dd)  “Redemption Prices” means, collectively, the Designated Redemption Amounts, the Event of Default Redemption Prices, the Fundamental Transaction Redemption Prices and the Holder Optional Redemption Prices, and each of the foregoing, individually, a “Redemption Price.”

(ee)  “Securities Purchase Agreement” means that certain securities purchase agreement, dated as of the Subscription Date, by and among the Company and the initial holders of the Notes pursuant to which the Company initially issued the Notes and Warrants, as may be amended from time to time.

(ff)  “Subscription Date” means October 28, 2012.

(gg)  “Subsidiary” means, with respect to the applicable time of determination, any Person in which the Company, directly or indirectly, (i) owns any of the outstanding capital stock or holds any equity or similar interest of such Person or (ii) controls or operates all or any part of the business, operations or administration of such Person, and all of the foregoing, collectively, “Subsidiaries” (it being understood and agreed that in no event shall Calpine Corporation be considered a Subsidiary of the Company so long as the Company directly or indirectly only owns 2,000 shares or less thereof).

(hh)  “Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(ii)  “Trading Day” means, as applicable, (x) with respect to all price determinations relating to the Common Stock, any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Holder or (y) with respect to all determinations other than price determinations relating to the Common Stock, any day on which The New York Stock Exchange (or any successor thereto) is open for trading of securities.

(jj)  “Voting Stock” of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers, trustees or other similar governing body of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

(kk)   “VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded) during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 22. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

(ll)  “Warrants” has the meaning ascribed to such term in the Securities Purchase Agreement, as may be amended from time to time, and shall include all warrants issued in exchange therefor or replacement thereof.

30.  DISCLOSURE. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Note, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to the Company or any of its Subsidiaries, the Company shall simultaneously with any such receipt or delivery publicly disclose such material, non-public information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, non-public information relating to the Company or any of its Subsidiaries, the Company so shall indicate to such Holder contemporaneously with delivery of such notice, and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, non-public information relating to the Company or any of its Subsidiaries. Nothing contained in this Section 30 shall limit any obligations of the Company, or any rights of the Holder, under Section 4(j) of the Securities Purchase Agreement.

31.  MAXIMUM PAYMENTS. Without limiting Section 9(d) of the Securities Purchase Agreement or Section 27 above, nothing contained in this Note shall, or shall be deemed to, establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges under this Note exceeds the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Holder and thus refunded to the Company.

[signature page follows]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

ROYALE ENERGY, INC.
By: _______________________________________________
Name:
Title:

EXHIBIT I

ROYALE ENERGY, INC.

CONVERSION NOTICE

Reference is made to the Convertible Note (the “Note”) issued to the undersigned by Royale Energy, Inc. (the “Company”). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) indicated below into shares of Common Stock (as defined in the Note), as of the date specified below.

Date of Conversion:
Conversion Amount to be converted:
Conversion Price:
Number of shares of Common Stock to be issued:
Please issue the Common Stock into which the Note is being converted in the following name and to the following address:
Issue to:

Facsimile Number:
Holder:
By:
Title:
Dated:
Account Number:
(if electronic book entry transfer)
Transaction Code Number:
(if electronic book entry transfer)

EXHIBIT II

ACKNOWLEDGMENT

The Company hereby acknowledges this Conversion Notice and hereby directs _________________ to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated _____________, 20__ from the Company and acknowledged and agreed to by ________________________.

Royale Energy, Inc.
By: ________________________________________________
Name:
Title: